UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 14, 2011

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, Florida 33496

(Address of principal executive offices) (Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 14, 2011, Steve Schmidt, age 57, was appointed as the President, International of Office Depot, Inc. (the “Company”) and will continue to report to Neil Austrian, Chairman and CEO. Mr. Schmidt will oversee the Company’s multichannel (contract, direct and retail) International business that generated $3.4B in revenue in 2010 and sells to customers directly or through affiliates in 56 countries outside of the U.S. and Canada.

Steve Schmidt previously served as Executive Vice President, Corporate Strategy and New Business Development since July 2011 and has also served as President, North American Business Solutions when he joined the Company in July 2007. Prior to joining the Company, Mr. Schmidt was with ACNielsen Corporation where he spent 12 years in senior management roles, including as President and Chief Executive Officer with direct supervision of 115 countries. Prior to ACNielsen, Mr. Schmidt spent eight years at Pillsbury Food Company, as the President of Canada and Southeast Asia. He also held management positions at PepsiCo and Procter & Gamble.

The compensation arrangements for Mr. Schmidt will remain as previously disclosed in the Company’s proxy statement filed with the Securities and Exchange Commission on March 10, 2011.

A press release issued by the Company in connection with the appointment of Mr. Schmidt is filed with this report as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

Exhibit 99.1	Press Release, dated November 14, 2011, issued by Office Depot, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized

OFFICE DEPOT
Date: November 14, 2011

	By:	/s/ Elisa D. Garcia C.
Elisa D. Garcia C.
Executive Vice President, General Counsel & Secretary